Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-119944) and Forms S-8 (No. 333-108467, 333-90976, 333-83190) of Centene Corporation of our report dated November 19, 2004 relating to the financial statements of FirstGuard, Inc. and FirstGuard Health Plan, Inc., which appears in the Current Report on Form 8-K/A of Centene Corporation dated December 7, 2004.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Kansas City, Missouri

February 16, 2005